UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
November 25, 2009 (November 19, 2009)
Date of Report (Date of earliest event reported)
Archipelago Learning, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Carlisle St., Suite 345 Dallas, Texas	75204

(Address of principal executive offices)	(Zip Code)
(800) 419-3191
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 19, 2009, Mr. Brian H. Hall was appointed to the Board of Directors of Archipelago Learning, Inc. (the “Company”), joining Tim McEwen, Michael Powell, David Phillips and Peter Wilde. Mr. Hall will serve on the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Hall will serve as the chair of the Company’s Audit Committee.
     Mr. Hall will be paid an annual retainer of $20,000 and a fee of $1,000 for each board and committee meeting attended. The annual retainer will be payable at Mr. Hall’s option either 100% in cash or 100% in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). As chair of the Company’s Audit Committee, Mr. Hall will be paid an additional annual retainer of $10,000, payable at Mr. Hall’s option either 100% in cash or 100% in shares of Common Stock. Mr. Hall will also receive an annual restricted share award with a grant date fair market value of $25,000, which will vest on the first anniversary of the grant date, for each continued year of service. On November 19, 2009, Mr. Hall received the pro-rated portion of payment of his annual retainer as a board member, his annual retainer as chair of the audit committee and his annual restricted share award. The Company also reimburses all directors for reasonable expenses incurred to attend meetings of the board of directors or committees.
     Other than as described above, there are (1) no arrangements or understandings between Mr. Hall and any other person pursuant to which Mr. Hall was appointed to the Board of Directors, and (2) no transactions between Mr. Hall and the Company that would require disclosure under Item 404(a) of Regulation S-K.
     Effective as of November 25, 2009, Cameron Chalmers and David Muzzo resigned from the Board of Directors of the Company.
Item 8.01 Other Events.
     On November 25, 2009, the Company announced the closing of its initial public offering of 7,187,500 shares of its common stock at a price of $16.50 per share. The Company sold 3,125,000 shares in the offering, and the selling stockholders sold 4,062,500 shares, including 937,500 shares sold to the underwriters by the selling stockholders at the initial public offering price pursuant to the underwriters’ exercise of their overallotment option in full. The Company will not receive any of the proceeds from the sale of shares by the selling stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release issued on November 25, 2009 by Archipelago Learning, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIPELAGO LEARNING, INC.
/s/ Tim McEwen
Name:	Tim McEwen
Title:	President and Chief Executive Officer

Date: November 25, 2009

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued on November 25, 2009 by Archipelago Learning, Inc.